Exhibit 1.13

Certificate of Amalgamation Canada Business Corporations Act Loi canadienne sur les sociétés par actions Certificat de fusion VMedia Inc. 1106452-5 Corporate name / Dénomination sociale Corporation number / Numéro de société Cheryl Ringor Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ) Deputy Director / Directeur adjoint 2018-11-01 JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints. I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

11064525

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

VMedia Inc.

Corporate name / Dénomination sociale

1106452-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Cheryl Ringor

Deputy Director / Directeur adjoint

2018-11-01

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

VMedia Inc.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

See attached Schedule I as part of the articles of amalgamation.

4 - Restrictions, if any, on share transfers

See attached Schedule II as part of the articles of amalgamation.

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 3 **Maximum number** 9

6 - Restrictions, if any, on the business the corporation may carry on

None.

7 - Other provisions, if any

See attached Schedule III as part of the articles of amalgamation.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

- (●) **183 - Long form:** approved by special resolution of shareholders
- ( ) **184(1) - Vertical short-form:** approved by resolution of directors
- ( ) **184(2) - Horizontal short-form:** approved by resolution of directors

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
VMedia Inc.	1038517 - 4	[signature]
10436364 Canada Inc.	1043636 - 4	
	-	
	-	

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Canada

11064525

Schedule I

The Corporation is authorized to issue an unlimited number of shares of a class designated as "Class A Common Shares", an unlimited number of shares of a class designated as "Class B Common Shares", an unlimited number of shares of a class designated as "Class C Common Shares" and two million seven hundred fourteen thousand nine hundred (2,714,900) shares of a class designated as "Class A Special Shares".

1. CLASS A COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Class A Common Shares are as follows:

(a) Voting Rights

The holders of the Class A Common Shares shall be entitled to vote at all meetings of shareholders on the basis of one vote per share, except at meetings at which only holders of a specified class of shares (other than the Class A Common Shares) are entitled to vote;

(b) Dividends

The holders of the Class A Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation in such amounts as the Board of Directors may from time to time determine, and the Board of Directors may in its sole discretion declare dividends on the Class A Common Shares to the exclusion of all other classes of Common Shares;

(c) Dissolution

In the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the Class A Common Shares shall share rateably in equal amounts per share, without preference or distinction, in the remaining property of the Corporation with the holders of shares of any other class of Common Shares.

2. CLASS B COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Class B Common Shares are as follows:

(a) Voting Rights

The holders of the Class B Common Shares shall be entitled to vote at all meetings of shareholders on the basis of one vote per share, except at meetings at which only holders of a specified class of shares (other than the Class B Common Shares) are entitled to vote;

(b) Dividends

The holders of the Class B Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation in such amounts as the Board of Directors may from time to time determine, and the Board of Directors may in its sole discretion declare dividends on the Class B Common Shares to the exclusion of all other classes of Common Shares;

(c) Dissolution

In the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the Class B Common Shares shall share rateably in equal amounts per share, without preference or distinction, in the remaining property of the Corporation with the holders of shares of any other class of Common Shares.

3. CLASS C COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Class C Common Shares are as follows:

(a) Voting Rights

Except as otherwise provided by law, the holders of the Class C Common Shares shall not be entitled to receive notice of or attend at any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

(b) Dividends

The holders of the Class C Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation in such amounts as the Board of Directors may from time to time determine, and the Board of Directors may in its sole discretion declare dividends on the Class C Common Shares to the exclusion of all other classes of Common Shares;

(c) Dissolution

In the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the Class C Common Shares shall share rateably in equal amounts per share, without preference or distinction, in the remaining property of the Corporation with the holders of shares of any other class of Common Shares.

4. CLASS A SPECIAL SHARES

The rights, privileges, restrictions and conditions attaching to the Class A Special Shares are as follows:

(a) the Class A Redemption Amount for each Class A Special Share shall be determined as follows:

(i) one dollar ($1.00) per Class A Special Shares (the "Class A Redemption Amount");

(ii) in the event that the amount standing to the credit of the stated capital account maintained for the Class A Special Shares is reduced and distributed to holders of Class A Special Shares at any time, then the Class A Redemption Amount at that time for each Class A Special Share that is issued and outstanding at that time shall be reduced at that time by the amount that results from dividing the amount of such reduction by the number of Class A Special Shares that are issued and outstanding at that time. For greater certainty it is hereby declared that the Class A Redemption Amount for each Class A Special Share outstanding at any particular time is the amount by which the Class A Redemption Amount for each Class A Special Share exceeds the sum of all amounts each of which is the amount of the reduction in the Class A Redemption Amount for each Class A Special Share arising from a reduction in the amount standing to the credit of the stated capital account maintained for the Class A Special Shares and the distribution of such amount to holders of Class A Special Shares that occurred at or prior to the particular time;

(b) the holders of the Class A Special Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of the assets and property of the Corporation properly applicable to the payment of dividends, dividends at the rate of eight per cent (8%) per annum on the Class A Redemption Amount thereof. The Board of Directors shall be entitled from time to time to declare part of the said dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within four (4) months after the expiration of any fiscal year of the Corporation the Board of Directors in its discretion shall not declare the said dividend or any part thereof on the Class A Special Shares for such fiscal year, then the rights of the holders of the Class A Special Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished. The holders of the Class A Special Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided;

(c) the Board of Directors shall have the right to declare and pay or set aside for payment a dividend or dividends, from time to time, on the shares of any other class of shares in accordance with the rights attaching to such shares in any fiscal year without declaring and/or paying any dividends on the Class A Special Shares provided that no such dividend will be paid on such other shares if such payment will result in the Corporation having insufficient assets to redeem the Class A Special Shares at their Class A Redemption Amount;

(d) in the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among the shareholders for the purpose of winding-up its affairs, the holders of the Class A Special Shares shall be entitled to receive from the assets and property of the Corporation the sum equivalent to the aggregate Class A Redemption Amount of the Class A Special Shares held by them respectively together with all declared and unpaid dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders shares of any class of Common Shares or shares of any other class ranking junior to the Class A Special Shares. After payment to the holders of the Class A Special Shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation;

(e) the Corporation may at any time or from time to time purchase for cancellation all or part of the outstanding Class A Special Shares at the lowest price at which, in the opinion of the board of directors, such shares are obtainable but not exceeding the aggregate Class A Redemption Amount thereof. Except where purchase for cancellation is made on the open market or all of the holders of the Class A Special Shares consent to the purchase, the Corporation may purchase such Shares only pursuant to tenders received by the Corporation upon request for tenders addressed to all the holders of Class A Special Shares and the Corporation shall accept only the lowest tenders. Where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Class A Special Shares offered, the Corporation shall accept part of the Class A Special Shares offered in each tender in proportion as nearly as may be to the total number of Class A Special Shares offered in each tender (disregarding fractions);

(f) the Corporation may, upon receiving the consent in writing of the holders of all the issued and outstanding Class A Special Shares or upon giving notice as hereinafter provided, redeem at any time the whole or any part of the then outstanding Class A Special Shares on payment for each share to be redeemed of the Class A Redemption Amount together with all declared and unpaid dividends thereon (the "Class A Redemption Price");

(g) in the case of redemption of the Class A Special Shares under the provisions of clause (f) hereof where the consent in writing of the holders of all issued and outstanding Class A Special Shares has not been obtained, the Corporation shall at least five (5) days before the date specified for redemption, or such greater number of days as may be required under the provisions of the Business Corporations Act, mail to each person who at the date of mailing is a registered holder of Class A Special Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class A Special Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each shareholder at the shareholder's address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the

last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Class A Redemption Price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Special Shares to be redeemed the Class A Redemption Price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificate(s) representing the Class A Special Shares called for redemption. If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified in any such notice the Class A Special Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Class A Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A Special Shares to deposit the aggregate Class A Redemption Price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class A Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is later, the Class A Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the aggregate Class A Redemption Price so deposited against presentation and surrender of the certificates held by them respectively;

(h) a holder of Class A Special Shares shall be entitled to require the Corporation to redeem at any time or times all or any of the Class A Special Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its head office a share certificate or share certificates representing the Class A Special Shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) that the registered holder desires to have all or a specified portion of the Class A Special Shares represented by such certificates) redeemed by the Corporation and (ii) the business day (in this clause (h) referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Class A Special Shares. Requests in writing shall specify a Redemption Date which shall be not less than 30 days after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate or share certificates representing the Class A Special Shares which the registered holder desires to have the Corporation redeem together with such a request the Corporation shall on the Redemption Date redeem such Class A Special Shares by paying to such registered holder the Class A Redemption Price for each such share. Such payments shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Class A Special Shares shall be redeemed on the

Redemption Date and from and after the Redemption Date such shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of holders of Class A Special Shares in respect thereof unless payment of the Class A Redemption Price is not paid on the Redemption Date, in which event the rights of the holders of the said shares shall remain unaffected;

(i) no shares of any class of Common Shares shall be purchased for cancellation nor shall any payment be made as a return of capital to the holders of such shares if after the payment of the purchase price of such shares or any return of capital, as the case may be, the Corporation will have insufficient assets to redeem all of the Class A Special Shares at their Class A Redemption Amount together with all declared and unpaid dividends thereon; and

(j) except as otherwise provided by law, the holders of the Class A Special Shares shall not be entitled to receive notice of or attend at any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

Schedule II – Restrictions on Share Transfers

The restrictions upon the right to transfer any shares of the Corporation shall be as follows:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

(a) the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; or

(b) the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Schedule III – Other Provisions

The following provisions shall apply to the Corporation:

(a) The directors of the Corporation may, without the authorization of the shareholders,

  (i) borrow money on the credit of the Corporation;

  (ii) issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

  (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

  (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Unless the By-Laws of the Corporation or a Unanimous Shareholders Agreement relating to the Corporation otherwise provide, the Directors of the Corporation may, by resolution, delegate the powers referred to above to a director, a committee of directors or an officer.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

(b) The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.